CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F/A of RedHill Biopharma Ltd. of our report dated December 2, 2012, relating to the financial statements of RedHill Biopharma Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Auditors” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
December 17, 2012	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,

P.O Box 50005 Tel-Aviv 61500 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il